UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2009

Indevus Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-18728	04-3047911
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

33 Hayden Avenue

Lexington, Ma 02421-7966

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(781-861-8444)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On January 9, 2009, Indevus Pharmaceuticals, Inc. (“Indevus”) and Allergan USA, Inc. (“Allergan”) entered into a First Amendment to Amended and Restated License, Commercialization and Supply Agreement (the “Amendment”) which amended that certain Amended and Restated License, Commercialization and Supply Agreement between the parties dated as of September 18, 2007 (the “Agreement”). Pursuant to the Amendment, the end of the co-promotion period under the Agreement was extended from March 31, 2009 to September 30, 2009 and parties also agreed to the amount of sales force reimbursement that Indevus shall receive during such extended co-promotion period. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 10.1 to this report and incorporated herein by reference.

Section 9—Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document Description
10.1	First Amendment to Amended and Restated License, Commercialization and Supply Agreement between Indevus Pharmaceuticals, Inc. and Allergan USA, Inc. dated as of January 9, 2009

Forward-Looking Statements

This filing may contain forward-looking statements that involve risks and uncertainties that could cause our actual results and financial condition to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties are set forth in our filings under the Securities Act of 1933 and the Securities Exchange Act of 1934 under “Risk Factors” and elsewhere, and include, but are not limited to: dependence on the success of SANCTURA®, SANCTURA XR™, NEBIDO®, VALSTAR™, VANTAS® and SUPPRELIN® LA; need for additional funds and corporate partners, including for the development of our products; risks related to increased leverage; effectiveness of our sales force; competition and its effect on pricing, spending, third-party relationships and revenues; dependence on third parties for supplies, particularly for histrelin, manufacturing, marketing, and clinical trials; risks associated with being a manufacturer of some of our products; risks associated with contractual agreements, particularly for the manufacture and co-promotion of SANCTURA, SANCTURA XR and SUPPRELIN LA; the manufacture of NEBIDO, VANTAS, SUPPRELIN LA and VALSTAR as well as those relating to the outstanding indebtedness of our subsidiaries; reliance on intellectual property and having limited patents and proprietary rights; dependence on market exclusivity, changes in reimbursement policies and/or rates for SANCTURA, SANCTURA XR, VANTAS, SUPPRELIN LA, DELATESTRYL® and any future products; acceptance by the healthcare community of our approved products and product candidates; uncertainties relating to clinical trials, regulatory approval and commercialization of our products, particularly SANCTURA XR, NEBIDO, VALSTAR, VANTAS and SUPPRELIN LA; product liability and insurance uncertainties; risks relating to the Redux-related litigation; history of operating losses and expectation of future losses; uncertainties relating to controls over financial reporting; valuation of our Common Stock; risks related to repayment of debts; general worldwide economic conditions and related uncertainties; and other risks. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEVUS PHARMACEUTICALS, INC.

Dated: January 15, 2009	By:	/s/ Dale Ritter
Dale Ritter
Senior Vice President, Finance